EXHIBIT 4.2

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of ______________, 2011, by and among First-Mid Illinois Bancshares, Inc., a Delaware corporation (the “Corporation”), and the persons who have executed the signature page hereto (the “Preferred Shareholders”).  Capitalized terms used and not otherwise defined in this Agreement have the meanings that Section 7 assigns to those terms.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Piggyback Registrations.

(a) Right to Piggyback.  Whenever the Corporation proposes to register any of its Common Stock for sale under the Securities Act and the registration form to be used may be used for the registration of a public offering of Shares (a “Piggyback Registration”), the Corporation will give prompt written notice to all holders of Shares of its intention to effect such a registration and will include in such registration all Shares with respect to which the Corporation has received written requests for inclusion in such registration within 20 days after the receipt of the Corporation’s notice.  For the avoidance of doubt, all holders of all outstanding Preferred Shares (as defined below) shall receive the aforementioned Piggyback Registration rights.

(b) Piggyback Expenses.  The Registration Expenses of the Corporation and of the holders of Shares will be paid by the Corporation in all Piggyback Registrations.

(c) Priority on Primary Registrations.  If a Piggyback Registration is in part an underwritten primary registration on behalf of the Corporation, and not an offering described in Section 1(d), and the managing underwriters advise the Corporation in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Corporation will include in such registration (i) first, the number of shares of Common Stock the Corporation proposes to sell in such registration; and (ii) second, the number of Shares and other shares of Common Stock requested to be included in such registration pursuant to contractual obligations of the Corporation, pro rata among the respective holders of such Shares or such other Common Stock on the basis of the number of Shares or shares of such other Common Stock owned by each such holder, in each case, up to the aggregate number of shares of Common Stock that in the opinion of such managing underwriters can be sold without adversely affecting the Corporation or the marketability of such offering.

(d) Priority on Secondary Registrations.  If a Piggyback Registration is solely an underwritten secondary registration on behalf of holders of Common Stock (other than Shares) who have the contractual right to initiate such a registration, and the managing underwriters advise the Corporation in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the Corporation or the marketability of the offering, the Corporation will include in such registration (i) first, the number of shares of Common Stock (other than Shares) requested to be included in such offering by the holders initially requesting such registration pursuant to such contractual rights, to the extent such holders have the contractual right to have such shares included in such registration prior to Shares; (ii) second, the number of shares of Common Stock the Corporation proposes to sell in such registration; and (iii) third, the number of Shares requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Shares requested by them to be included in such registration, in each case, up to the aggregate number of shares of Common Stock that in the opinion of such managing underwriters can be sold without adversely affecting the Corporation or the marketability of such offering.

(e) Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the Corporation will be entitled to select the managing underwriter(s).

(f) Other Registrations.  If the Corporation has previously filed a registration statement with respect to Shares pursuant to this Section 1, and if such previous registration has not been withdrawn or abandoned, the Corporation will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days has elapsed from the date such previous registration became effective.

2. Holdback Agreements.  Notwithstanding anything to the contrary contained in this Agreement, neither the Corporation nor any holder of Shares will effect any public sale or distribution of the Corporation’s equity securities during the seven days prior to or during the period of 90 days (or such shorter period as the Corporation may agree for the holders of Shares) beginning on the effective date of  any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriter(s) managing such underwritten registration otherwise agree. Notwithstanding anything in this Section 2 to the contrary, no holder of Shares will be released from the restrictions on public sale and distributions contained in this Section 2 unless all holders of Shares are so released.

3. Registration Procedures.  Whenever the holders of Shares have requested that any Shares be registered pursuant to this Agreement, the Corporation will, subject to the provisions of Section 6, use its commercially reasonable efforts to effect the registration and the sale of such Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

(b) notify each holder of Shares included in such registration of the effectiveness of such registration statement and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the earlier of (i) a period of not less than two years and (ii) the date as of which there are no longer any shares covered by such registration statements that are Shares, in each case in order to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement;

(c) furnish to each seller of Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), exhibits, and such other documents as such seller and underwriter, if any, may reasonably request in order to facilitate the disposition of the Shares owned by such seller in accordance with the procedures described therein;

(d) use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as any seller and underwriter reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the Shares owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify each seller of such Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in such prospectus not misleading and, at the request of any such seller, promptly prepare and file a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements in such prospectus not misleading;

(f) cause all such Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

(g) provide a transfer agent and registrar for all such Shares not later than the effective date of the first registration statement relating to Shares;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Shares reasonably request in order to expedite or facilitate the disposition of the Shares requested to be included in such offering (including effecting a stock split or a combination of shares);

(i) make available for inspection by any seller of Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

(k) use its commercially reasonable efforts to cause its management to participate fully in the sale process relating to such offering, including the preparation of the applicable registration statement and the preparation and presentation of any “road shows,” whether domestic or international;

(l) use its commercially reasonable efforts to cause all Shares covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers of such Shares to consummate the disposition of such Shares in accordance with the procedures set forth in such registration statement;

(m) furnish to each seller of Shares a signed counterpart addressed to such seller and the underwriters, if any, of:

(i) an opinion of counsel for the Corporation (in customary form), dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), covering such matters as the sellers may reasonably request, and

(ii) a “comfort” letter, dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Corporation’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included in such registration statement) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(n) notify the holders of Shares and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

(i) when the registration statement, the prospectus or any prospectus supplement related to such registration statement or any post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment to such registration statement, when the same has become effective;

(ii) of any request by the Securities and Exchange Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

(iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(o) at least five days before filing a registration statement or prospectus and as promptly as practicable prior to filing any amendments or supplements thereto, furnish to legal counsel representing the holders of the Shares covered by such registration statement copies of all such documents proposed to be filed;

(p) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed in connection herewith, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest possible moment;

(q) cooperate with each holder of Shares covered by the applicable registration statement and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Shares to be sold, which certificates will not bear any restrictive legends and will be in a form eligible for deposit with the transfer agent for the Common Stock, and enable such Shares to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two business days prior to any sale of Shares; and

(r) use its commercially reasonable efforts to provide a CUSIP number for the Shares, not later than the effective date of such registration.

Each holder of Shares who is an officer or employee of the Corporation agrees that if and for so long as such holder serves as an officer of the Corporation or is employed by the Corporation, such holder will participate fully in the sale process relating to such offering, including the preparation of the related registration statement and the preparation and presentation of any related road shows.  Any holder of Shares requested to be included in such offering may withdraw any or all of such Shares from such offering by written notice to the Corporation to that effect (whereupon such withdrawn Shares will no longer be considered to have been requested to be included in such offering), and no such withdrawal will adversely affect the rights of any holder of Shares requested to be included in such offering.

4. Registration Expenses.

(a) All expenses incidental to the Corporation’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Corporation (all such expenses being herein called “Registration Expenses”), will be borne by the Corporation, and the Corporation will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed.

(b) In connection with each Piggyback Registration, the Corporation will reimburse the holders of Shares included in such registration for the reasonable fees and disbursements of one law firm chosen by the holders of a majority of the Shares.

5. Indemnification.

(a) The Corporation agrees to indemnify, to the extent permitted by law, each holder of Shares, such holder’s officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any document incorporated by reference thereto, or any amendment of such registration statement or supplement to such registration statement, or any document incorporated by reference thereto, or any omission or alleged omission of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement, or any document incorporated by reference thereto, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use in such registration statement or by such holder’s failure to deliver to the purchaser a copy of the related  registration statement or prospectus or any amendments or supplements to such registration statement after the Corporation has furnished such holder with copies of the same, in each case to the extent that such document was required to be delivered and the damages, liabilities or expenses are caused by a failure to deliver such document.  In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Shares.

(b) In connection with any registration in which a holder of Shares is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any related registration statement or prospectus and, to the extent permitted by law, will indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in any such registration statement, prospectus or preliminary prospectus or any amendment of such registration statement or supplement to such registration statement or any omission or alleged omission of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder or on such holder’s behalf, in such holder’s capacity as a holder of Shares and not in such holder’s capacity as a director or officer of the Corporation, if applicable, expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Shares pursuant to the registration statement, prospectus or amendment upon which the claim for indemnification is based.

(c) Any Person entitled to indemnification under this Section 5 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one law firm for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Agreement.  No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of any indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term of such settlement a requirement that the claimant or plaintiff give to such indemnified party a release from all liability in respect to such claim or litigation.

(e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to in this Agreement, each indemnifying party, in lieu of indemnifying such indemnified party thereunder, will, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the omissions or violations (or alleged omissions or violations) that resulted in such loss, claim, damage or liability.  The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event will any contribution by a holder hereunder exceed the net proceeds from the offering received by such holder less any amounts paid pursuant to Section 5(b).  The Corporation and each holder of Shares agrees that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by any method of allocation that does not take into account the equitable considerations referred to in this Section 5(e).  No Person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6. Participation in Underwritten Registrations.  No Person may participate in any registration pursuant to this Agreement that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements reasonably approved by the Person or Persons entitled pursuant to this Agreement to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary and are required under the terms of such underwriting arrangements.

7. Definitions.

“Agreement” is defined in the preamble.

“Common Stock” means the common stock of the Corporation.

“Corporation” has the meaning set forth in the preamble.

“Person” means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, an estate, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” is defined in Section 1(a).

“Preferred Shareholders” is defined in the preamble.

 “Preferred Shares” means the Series C 8% Non-Cumulative Perpetual Convertible Preferred Stock of the Corporation that the each of the Preferred Shareholders have agreed to purchase pursuant to the Subscription Agreement and the Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock of the Corporation.

“Registration Expenses” is defined in Section 4(a).

“Rule 144” means Rule 144 promulgated under the Securities Act, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Shares” means at any time (i) any shares of Common Stock then outstanding which were issued upon conversion of the Preferred Shares; (ii) any shares of Common Stock then issuable upon conversion of then outstanding Preferred Shares; (iii) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Shares; and (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Shares.  Any particular Shares will cease to be Shares for all purposes when (x) such Shares have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or (y) on the date when the holder of such Shares is able to sell all such securities during any three month period, without registration, pursuant to Rule 144 under the Securities Act.  For purposes of this Agreement, a Person will be deemed to be a holder of Shares whenever such Person has the right to acquire such Shares (upon conversion or exercise or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

8. Rule 144.  For so long as the Common Stock of the Corporation remains registered under Section 12 of the Securities Exchange Act, the Corporation will use its commercially reasonable efforts to take such further action as any holder of Shares may reasonably request to the extent required from time to time to enable such holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

9. Miscellaneous.

(a) No Inconsistent Agreements.  The Corporation will not after the execution of this Agreement enter into any agreement which is inconsistent with or violates the rights granted to the holders of Shares in this Agreement.

(b) Adjustments Affecting Shares.  The Corporation will not take any action, or permit any change to occur, which would materially and adversely affect the ability of the holders of Shares to include such Shares in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers.  Except as otherwise provided in this Agreement, the provisions of this Agreement may be amended or waived only upon the written approval of the Corporation and the holders of a majority of the Shares; provided that no such approval will be required to approve any amendment made to reflect the terms and conditions of any new class or series of equity securities and any restrictions, rights, preferences and privileges associated therewith; and provided, further, that no such modification, amendment or waiver that by its terms adversely affects one or more of the holders of the Shares, as compared with its effect on other holders of the Shares, will be effective as against such adversely-affected holders of the Shares unless it is approved in writing by the holders of a majority of the Shares held by such adversely-affected holders of the Shares.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  No alteration, modification, waiver or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

(d) Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e) Entire Agreement.  This Agreement and the other agreements referred to herein embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(f) Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement will bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the holders of Shares and any subsequent holders of their respective Shares and the respective successors and assigns of each of them, so long as they hold Shares.

(g) Counterparts.  This Agreement may be executed in separate counterparts (including by facsimile or .pdf signature page) each of which will be an original and all of which taken together will constitute one and the same agreement.

(h) Remedies.  The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties to this Agreement agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation or any holder of Shares may at his, hers, or its election apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(i) WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER OR RELATING TO THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THIS AGREEMENT IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(j) Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) on the Business Day after it is deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or (iv) on the third Business Day after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested.  Such notices, demands and other communications to be sent to any holder of Shares will be sent to such holder of Shares at the address set forth for such holder of Shares in the stock record books of the Corporation, and all such notices, demands and other communications to be sent to the Corporation will be sent to the Corporation at the address set forth below:

First Mid-Illinois Bancshares, Inc.
1515 Charleston Avenue
Mattoon, Illinois 61938
Facsimile: (217) 258-0485
Attention: Chief Executive Officer

and copies of notices to the Corporation (which will not constitute notice to the Corporation) will be sent to:

Schiff Hardin LLP
233 S. Wacker Drive
Suite 6600
Chicago, Illinois 60606
Facsimile: (312) 258-5600
Attention:  Peter L. Rossiter, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k) Governing Law.   This Agreement shall be construed and interpreted in accordance with Delaware law without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(l) No Strict Construction.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(m) Parties in Interest.  Nothing in this Agreement will be construed to be to the benefit of or enforceable by any Person that is not a party to this Agreement, including any creditor of the Corporation.  There are not third-party beneficiaries to or of this Agreement.

(n) Service of Process.  IN ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, LEGAL ACTION OR PROCEEDING, EACH HOLDER OF THE SHARES WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE IN ANY MANNER PROVIDED IN SECTION 9(j).

(o) Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(p) Certain Terms.  The use of the word “including” in this Agreement means “including without limitation.”  Any terms used in this Agreement and defined in the plural will be deemed to include the singular as the context may require and any terms used in this Agreement defined in the singular will be deemed to include the plural as the context may require.  Wherever reference is made in this Agreement to the male, female or neuter genders, such reference will be deemed to include any of the other genders as the context may require.

(q) Transfer.  Prior to transferring any Shares, other than in a transfer pursuant to which such Shares cease to be Shares, to any Person, the Person transferring such shares will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other Shareholders), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such shares of Common Stock with respect to the shares of Common Stock so transferred.  Any purported transfer of Shares that is not effected in accordance with the preceding sentence will be null and void and will not be binding upon the Company or any Shareholder or create any right in favor of the purported transferee.

*           *           *           *

[ The Remainder of This Page is Intentionally Left Blank ]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT effective as of the date first above written.

FIRST-MID ILLINOIS BANCSHARES, INC.

By:
Name:
Title: